EXHIBIT 99.1
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              DURANTSEMOTUS REPORTS FIRST QUARTER FINANCIAL RESULTS

                        COMPANY INCREASES REVENUES BY 25%


LOS GATOS, CA.--(PrimeZone Media) -- August 9, 2004, 07:00 AM EST -- Semotus Solutions (AMEX:DLK), an innovative provider of real-time professional market data and intelligent wireless communications software, reported its financial results for the three months ended June 30, 2004. The Company's focus on marketing and sales was reflected in a 25% increase in revenues to $440,574 in the quarter ended June 30, 2004 versus $353,662, in the quarter ending June 30th 2003. The revenue increase is the result of a recovering technology economy with increased IT purchases and the result of the Company having increased its sales force. Semotus also reduced its cash burn from operations by 76%. Gross profit margin increased to 84% for the three months ended June 30, 2004.

Semotus reported net income of $314,959 or $0.01 per share for the three months ended June 30, 2004 versus a net loss of $(672,704) or $(0.03) per share for the three months ended June 30, 2003. This operating improvement was accomplished through increased revenues and a continuing reduction in operating costs. The net income was also affected by a non-cash reversal of stock compensation expense as explained in the following paragraph.

The net income of $314,959 in the quarter ended June 30, 2004 was positively affected by a non-cash reversal of stock compensation expense of $555,191 due to the application of the variable method of accounting for certain stock options that were re-priced. This is further discussed in the Company's 10-QSB, in Note 4 to the Consolidated Financial Statements, "Stock Based Compensation," in accordance with generally accepted accounting principles. Eliminating this non-cash reversal, Semotus had a loss from operations of $240,000.

Semotus' operating performance continued to improve, as evidenced by a continued increase in its gross profit margin to 84% from 77% for the three months ended June 30, 2004 versus 2003, respectively. Also furthering the Company's goal of cash breakeven, Semotus reduced its overall use of cash by 76% to $53,214 from $224,608 in the period ended June 30, 2004 versus 2003. The reduction is the result of the improvement in cash from operations as the Company has continued to grow its revenues while at the same time reducing its operating expenses. The Company believes its cash position of $1,663,838 provides sufficient reserves to execute its current business plan.

"The improvements in our revenues reflect the recent investments we have been making in marketing and sales." stated Anthony LaPine, Semotus CEO. "I am equally pleased with the almost breakeven cash performance we achieved."

"The financial results for the Company's first quarter of fiscal year 2005 adds credibility to my belief that the market has undervalued the Company." stated Anthony LaPine, "Semotus has no debt, growing revenues, 84% gross profit margins, a Fortune 1000 customer base, excellent products, cash reserves, low burn rate, no litigation, a clean equity structure (no toxic preferred or convertibles), and an experienced and talented management team."


FINANCIAL WEBCAST

Semotus will conduct a webcast to allow securities analysts and shareholders the opportunity to hear management discuss the company's quarterly results. The webcast will begin at 4:00 PM ET on Wednesday, August 11th. 2004. The live broadcast of the webcast can be accessed via the Investor Relations page of Semotus Solution's website at www.semotus.com or through www.vcall.com. Please email questions you wish addressed to the company at ir@semotus.com. The event will be archived and available for replay for 90 days.
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ABOUT SEMOTUS SOLUTIONS
Founded in 1993, Semotus Solutions (AMEX:DLK) is a premier provider of software for the mobile enterprise connecting employees to critical business systems, information and processes. Semotus has a Fortune 1000 installed customer base and more than 600 corporate clients including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations. Semotus Solutions' software provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce. www.semotus.com

SEMOTUS SOLUTIONS
MEDIA CONTACT
DON MEYER, 408-358-7003
Marketing Manager
dmeyer@semotus.com

SEMOTUS SOLUTIONS
INVESTOR RELATIONS CONTACT
TALI DURANT, 408-358-7100
Corporate Counsel
tdurant@semotus.com



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This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends", "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.